UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30975 (Commission File Number)

91-1789357 (IRS Employer Identification Number)

12325 Emmet Street Omaha, NE (Address of principal executive offices)	68164 (Zip Code)

(402) 452-5400 (Registrant’s telephone number, including area code)

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2013 (the “Effective Date”), Transgenomic, Inc. (“Transgenomic”) entered into an amendment (the “Amendment”) to its Loan and Security Agreement, dated March 13, 2013, with Third Security, LLC and its affiliates (the “Lenders”) for a revolving line of credit and a term loan (the “Loan Agreement”). The Amendment, which became effective as of June 30, 2013, reduces Transgenomic’s future minimum revenue covenants under the Loan Agreement.

The foregoing description of the Amendment does not purport to be a complete description of all terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Loan and Security Agreement among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, as administrative agent and a lender, and the other lenders party thereto, dated August 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.
August 6, 2013
	By:	/s/ MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President and Chief Financial Officer